EXHIBIT 32.2
CERTIFICATION
In connection with the Quarterly Report of Texas Capital Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Peter B. Bartholow, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to the best of my knowledge:
1	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2	The information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter B. Bartholow
Peter B. Bartholow Chief Financial Officer
Date: November 4, 2005
A signed original of this written Statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Texas Capital Bancshares, Inc. and will be retained by Texas Capital Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.